ASSET PURCHASE AGREEMENT

                           DATED AS OF APRIL 12, 1995,

                                      AMONG

                                APPLE SOUTH, INC.

                                       AND

                   MARCUS RESTAURANTS, INC., B&G REALTY, INC.,
                   CAPTAINS-KENOSHA, INC., B&G LEASING, INC.,
                  HASTY HOST DISTRIBUTING CORP., AND TOPS, INC.

                            ASSET PURCHASE AGREEMENT

             This ASSET PURCHASE AGREEMENT, dated as od April 12, 1995, by and among MARCUS RESTAURANTS, INC., a Wisconsin corporation, B&G REALTY, INC., a Wisconsin corporation, CAPTAINS-KENOSHA, INC., a Wisconsin corporation, HASTY HOST DISTRIBUTING CORP., an Illinois corporation, TOPS, INC., an Illinois corporation, and B&G LEASING, INC., a Wisconsin corporation (collectively the "Sellers"), and APPLE SOUTH, INC., a Georgia corporation (the "Purchaser"),

                               W I T N E S S E T H

             WHEREAS, Sellers are engaged, among other businesses, in the business of developing and operating Applebee's Neighborhood Grill & Bar franchise restaurants; and

             WHEREAS, the Sellers desire to sell to Purchaser certain assets, and Purchaser desires to purchase such assets all on the terms and subject to the conditions hereinafter set forth;

             NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants, and agreements set forth herein, and intending to be legally bound, the parties hereby agree as follows:

   ARTICLE I - DEFINITIONS

             1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

             "Assets" shall mean the following assets, rights, interests, and properties of the Sellers:

                  (i) all restaurant equipment, appliances, machinery, utensils, furniture, furnishings, decorations, supplies, other tangible personal property, signage, leasehold improvements, and fixtures used in connection with the Business and located at or used on the site of a Restaurant, including but not limited to the items listed on SCHEDULE 1.1 (A), and all Restaurant uniforms, and salable Restaurant food and beverage inventory, including beer, liquor, and wine;

                  (ii) all cash normally maintained in the Restaurants and otherwise paid for by Purchaser under Section 2.3 (ii);

                  (iii) all advertising and promotional materials related to the Restaurants;

                  (iv) all prepaid items and deposits related to the Restaurants;

                  (v)  all assignable rights under the Permits;

                  (vi) all assignable methods, technologies, know-how, trade secrets, formulations, or other assignable intellectual property used in connection with the Business;

                  (vii) all rights, claims, or causes of action (including all rights under express or implied warranties) of Sellers against third parties relating to the Assets, except to the extent that they relate to liabilities of Sellers which are not Assumed Liabilities;

                  (viii) copies of all files, records, data, and plans, including supplier lists, demographic, statistical, and other information related solely to the Business, copies of employee records of those current employees working exclusively in Sellers' Applebee's division (subject to execution of a release by each affected employee allowing for the disclosure of such files), and financial records pertaining to the operation of the Restaurants;

                  (ix) all rights and interests of Sellers in, to, and under the Assigned Agreements;

                  (x) the two Restaurant buildings, fixtures, and other improvements located on the premises covered by the Ground Leases in Naperville, Illinois, and Madison, Wisconsin; and

                  (xi)  the Transferred Real Property.

             "Assigned Agreements" shall mean the Franchise Agreements, Contracts, Leases, Ground Leases, and Equipment Leases.

             "Assumed Liabilities" shall mean only (i) obligations that accrue after the Closing under the express written terms of the Assigned Agreements, (ii) all obligations due under the express written terms of the Assigned Agreements that accrued prior to the Closing but which are not due for payment until after the Closing, and reduce the Purchase Price pursuant to Section 2.6, (iii) obligations arising after the Closing under any Permits which are assigned to Purchaser, and (iv) other obligations expressly assumed by Purchaser hereunder. Assumed Liabilities shall not include any liability, obligation, payment, duty, or responsibility of any nature except as expressly described above and specifically shall not include (i) liabilities or obligations of Sellers arising out of any breach by Sellers of any Assigned Agreement; (ii) except as provided in clause (ii) above, liabilities or obligations of Sellers for any payment or performance due under any Assigned Agreement prior to the Closing or which would have been due prior to the Closing had notice thereof been given or a grace period not existed; (iii) any liability of Sellers for product liability, personal injury, property damage, or otherwise based on any tort claim or statutory liability (including but not limited to any "dram shop" liability) prior to Closing; (iv) any federal, state, or local tax liability of Sellers; (v) any contractual claim based on any lease, contract, or agreement of Sellers other than the Assigned Agreements; (vi) any liability, obligation, or responsibility of Sellers to employees, agents, or independent contractors of Sellers, with respect to wages, salaries, bonuses, or other compensation or benefits earned or accrued prior to the Closing, except as otherwise provided herein; and (vii) any liability or obligation of Sellers arising out of the negotiation, execution, or performance of this Agreement, including fees and expenses of attorneys and accountants, except as otherwise provided herein.

             "Bill of Sale" shall mean an instrument in substantially the form of the Bill of Sale and Assignment Agreement attached hereto as EXHIBIT A pursuant to which the Assets (except for the Transferred Real Property) will be transferred and assigned to Purchaser at the Closing and Purchaser will assume the Assumed Liabilities.

             "Business" shall mean the business of owning and operating the Restaurants and developing Applebee's Neighborhood Grill & Bar restaurants in the Territory, as conducted prior to the Closing by the Sellers.

             "Closing" shall have the meaning set forth in Section 2.5 hereof.

             "Closing Date" shall mean the time and date the Closing occurs.

             "Code" shall mean the United Stated Internal Revenue Code of 1986, as amended. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

             "Consents" shall mean (i) the consents and approvals of parties other than Sellers and Purchaser which are required to be obtained to authorize and permit the assignment, transfer, and conveyance to Purchaser of the Assigned Agreements and the other Assets and which are material to the operation of a Restaurant or the Business after Closing in the manner presently conducted and in compliance with the requirements of the Franchisor, and (ii) estoppel certificates of the lessors under the Leases and Ground Leases.

             "Contracts" shall mean those contracts and agreements listed on
   SCHEDULE 1.1 (B) attached hereto and those contracts and agreements relating to the Business entered into in the normal ordinary course of business by Seller between the date hereof and the Closing Date or otherwise with the consent of Purchaser, which shall not be unreasonably withheld.

             "Deeds" shall mean limited warranty deeds conveying fee simple title to the Transferred Real Property to Purchaser free and clear of all liens, mortgages, deeds of trust, easements, restrictive covenants, use restrictions, and other encumbrances of any nature arising by, through, or under Sellers' own acts, except for Permitted Encumbrances and for Purchaser to obtain Owner's Title Policies as defined in Section 5.7 below.

             "Equipment Leases" shall mean those leases of personal property described on SCHEDULE 1.1(C) attached hereto, and those leases of personal property relating to the Business entered into in the normal ordinary course of business by Sellers between the date hereof and the Closing Date or otherwise with the consent of Purchaser, which will not be unreasonably withheld.

             "Franchise Agreements" shall mean those development agreements, franchise agreements, and other agreements between Sellers and Franchisor, all of which are more particularly described on SCHEDULE 1.1(D).

             "Franchisor" shall mean Applebee's International, Inc.

             "Ground Leases" shall mean (i) the three leases described in
   SCHEDULE 1.1(e) covering the real property on which the Madison East, Wisconsin, and Crestwood and Naperville, Illinois, Restaurants are located, and (ii) other ground leases of sites for future Applebee's Neighborhood Grill and Bar restaurants (including potential sites located at Kenosha, Bradley, and Tinley Park, Illinois) entered into by Sellers after the date hereof with the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

             "Knowledge of Sellers" (or words of like effect) when used to qualify a representation, warranty or other statement shall mean the actual knowledge of Stephen H. Marcus, Bruce J. Olson, Thomas F. Kissinger, Fred Delmenhorst, Axel Wolff, and Al Tholen, without further inquiry or investigation.

             "Leases" shall mean (i) the six leases described on SCHEDULE 1.1(F) pursuant to which Sellers, as lessee, operate the Restaurants located in Mayfair, Bay Shore, and Racine, Wisconsin and Schaumburg, Deerfield, and Randhurst, Illinois, and (ii) leases, pursuant to which Sellers will operate Applebee's Neighborhood Grill & Bar restaurants, entered into by Sellers after the date hereof with the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

             "Permits" shall mean all permits, licenses (including liquor, alcoholic beverage, beer, and wine licenses), certificates of occupancy, approvals, franchises, and authorizations from governmental and regulatory authorities, of every kind and nature, which relate to the Business, the Restaurants, or the Real Property that are assignable to Purchaser.

             "Permitted Encumbrances" shall mean, in the case of all Real Property, such easements, restrictions, covenants and other encumbrances which are shown as exceptions on the "Title Commitments" referred to in
   Section 5.6 below and ordinances (municipal and zoning) and survey matters to which Purchaser does not object or which Purchaser waives pursuant to
   Section 5.6 below, and such easements, restrictions, covenants, and other encumbrances which become matters of public record after the date of the "Title Commitments" and before the Closing, to the extent that such are accepted by Purchaser in writing at the Closing (which respect to which in the case of any mortgages covering the real property subject to the Seller Leases non-disturbance agreements in favor of Purchaser are in effect). Permitted Encumbrances shall include all liens for taxes not yet due and payable.

             "Project Development Costs" shall mean (i) the price paid by Sellers for Development Parcels; (ii) acquisition and closing expenses for Development Parcels such as legal fees, engineering fees, surveys, transfer taxes, and the like; (iii) Sellers' out-of-pocket expenditures (which shall include capitalized costs for in-house architects and engineers and real estate commissions) for the development and improvement of Development Parcels and the construction of restaurant facilities thereon, including, without limitation, costs and expenses (including attorneys' fees) incurred in obtaining or attempting to obtain permits, conditional use permits, variances, approvals or rezoning for the development of Development Parcels; (iv) Sellers' out-of-pocket expenses, as described above, incurred to obtain leases of restaurant sites entered into after the date hereof with the prior written consent of Purchaser (which consent shall not be unreasonably withheld) which are included as Leases or "Ground Leases" and assigned to Purchase hereunder; and (v) Seller's cost of any personal property acquired for restaurants to be competed on Development Parcels or pursuant to such leases. For the purpose of this paragraph, "Development Parcels" means the two parcels of land in Wausau and Mequon, Wisconsin, owned by Sellers and the parcel of land in Crestwood, Illinois, held by Sellers pursuant to a Ground Lease, all of which are currently under development, and any other parcels acquired by Sellers prior to Closing with the prior written consent of Purchaser, which shall not be unreasonably withheld, and which are included as "Transferred Real Property" or are subject to a "Ground Lease."

             "Purchase Price" shall mean the purchase price specified in
   Section 2.3 hereof to be paid by Purchaser to Sellers.

             "Real Property" shall mean (i) the Transferred Real Property,
   (ii) the tracts and parcels of land leased by Sellers pursuant to the Leases and the Ground Leases, and (iii) the tracts and parcels of land to be leased by Sellers to Purchaser pursuant to the Seller Leases.

             "Restaurants" shall mean the eighteen Applebee's Neighborhood Grill & Bar restaurants operated by Sellers pursuant to franchise agreements with the Franchisor at the locations set forth on SCHEDULE 1.1(G).

             "Seller Leases" shall mean the two leases to be executed by Sellers as lessor and Purchaser as lessee at the Closing, whereby Sellers leases to Purchaser the Restaurants and sites of the West Point-Brookfield and Appleton, Wisconsin, Restaurants, such leases to be in substantially the form attached hereto as EXHIBIT B.

             "Transferred Real Property" shall mean those tracts and parcels of land described in the legal description set forth on SCHEDULE 1.1(H) and all buildings, fixtures, and other improvements located thereon, which constitute (i) the premises of the Southridge, Madison West, Green Bay West, and Eau Claire, Wisconsin Restaurants and the Bloomingdale, Streamwood, Hodgkins, and Crystal Lake, Illinois Restaurants, (ii) a parcel of land in Mequon, Wisconsin, (iii) a parcel of land in Wausau, Wisconsin and (iv) other restaurant sites acquired by Sellers after the date hereof with the prior written approval of Purchaser, which consent shall not be unreasonably withheld.

             "Territory" shall mean the geographic area described in SCHEDULE 1.1(I) which constitutes the Sellers' exclusive development territory for Applebee's Neighborhood Grill & Bar restaurants granted by the Franchisor.

        1.2 Singular/Plural; Gender. Where the context so requires or permits, in this Agreement the use of the singular form includes the plural, and the use of the plural form includes the singular, and the use of any gender includes any and all genders.

   ARTICLE II - PURCHASE AND SALE

        2.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing the Sellers shall sell, transfer, and assign to Purchaser all of the Sellers' right, title, and interest in and to the Assets owned by Sellers on the Closing Date, such assignments to be made free and clear of any and all mortgages, deeds of trust, pledges, security interest, liens, charges, conditional sales agreements, title retention arrangement, easements, use restrictions, restrictive covenants, or other encumbrances or claims, except for the Permitted Encumbrances, and Purchaser shall purchase and acquire the Assets from the Sellers.

        2.2 Assumption of Liabilities. Effective as of the Closing, Purchaser shall assume all of the Assumed Liabilities. Except as expressly provided herein and in the Bill of Sale, Purchaser does not assume or agree to assume or pay any obligations, liabilities, indebtedness, duties, responsibilities, or commitments of the Sellers of any nature whatsoever, whether known or unknown, absolute or contingent, due or to become due.

        2.3 Purchase Price. The purchase price ("Purchase Price") for the Assets shall be $45,300,000 plus (i) an amount equal to the Sellers' cost of the salable Restaurant food and beverage (including beer, wine, and liquor) inventory of Sellers as determined by the parties at the close o business on the day preceding the Closing Date; (ii) the amount of cash in registers in the Restaurants at the close of business on the day preceding the Closing Date; (iii) the present value of recoverable leasehold improvements costs which the parties have calculated at $1,003,129; and
   (iv) Sellers' Project Development Costs.

        2.4 Payment of Purchase Price. The Purchase Price shall be paid by Purchaser by wire transfer of immediately available funds to an account or accounts designated by Sellers on the Closing Date. At least five days prior to the Closing Date, Sellers have the right to notify Purchaser of the amount of the Purchase Price, if any, that Sellers desire to have Purchaser place into an escrow arrangement in order to facilitate deferred like kind tax-free exchanges of properties between the Purchaser and Sellers under Section 1031 of the Code. Purchaser agrees to participate in and to cooperate with Sellers in creating and facilitating such arrangements, including executing any documents reasonably necessary to accomplish any tax-free exchange of properties, and Sellers agree, jointly and severally, to indemnify and hold Purchaser harmless from any and all liability, obligation, loss, cost, or expense (including, without limitation, reasonable attorneys' fees) relating thereto.

        2.5 Closing. The closing of the purchase and sale of the Assets (the "Closing") shall take place at the offices of Foley & Lardner, Firstar Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin on May 15, 1995, or on such other date as the parties hereto may mutually agree in writing.

        2.6 Post-Closing Adjustment. The Purchase Price shall be adjusted after the Closing as follows:

             (a) The Purchase Price shall be reduced by amounts accrued under the Assigned Agreements prior to the Closing but for which payment is due, and is made by Purchaser, after the Closing;

             (b) The Purchase Price shall be increased by the amount of payments made by Sellers prior to Closing under the Assigned Agreements with respect to the period after the Closing; and

             (c)  The Purchase Price shall be further readjusted to reflect
        (i) the proration of personal property taxes with respect to the Assets that constitute personal property and ad valorem property taxes with respect to the Transferred Real Property, the Leases, and the Ground Leases as of midnight on the day before the Closing Date; and (ii) any reimbursements due under Section 9.2 below.

   The parties shall complete and execute a document setting forth the mutual calculation of the foregoing adjustment and the party owing a net payment to the other as a result thereof shall make such payment by check within sixty days after the Closing Date. If any tax information is not available by that time, such tax prorations will be based on estimates from the previous year and shall be later adjusted based on actual tax amounts when available by a payment from the party that underpaid its share (but only if such underpayment exceeded $5,000).

        2.7 Allocation of Purchase Price. The Purchase Price shall be allocated among the various Assets in accordance with SCHEDULE 2.7 attached hereto. Each party hereby agrees that it will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is inconsistent with the terms of this Section unless otherwise required by law or governmental order.

        2.8 Further Assurances. Sellers from time to time after the Closing, at Purchaser's request and expense, shall execute, acknowledge, and deliver to Purchaser such other instruments of conveyance and transfer and shall take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require to vest more effectively in Purchaser or to put Purchaser more fully in possession of, any of the Assets, or to better enable Purchaser to complete, perform and discharge the Assumed Liabilities. Each of the parties hereto will cooperate with the other and execute and deliver to the other party hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purchase of this Agreement.

   ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLERS

        Sellers hereby jointly and severally represent and warrant to Purchaser as follows, subject to the limitations set forth below in
   Article VIII:

        3.1 Organization, Qualifications and Corporate Power. Each Seller is a corporation duly incorporated and organized, validly existing and in good standing under the laws of Wisconsin or Illinois. Each Seller has the corporate power and authority to execute, deliver, and perform this Agreement, the Bill of Sale, the Seller Leases, and the Deeds.

        3.2 Authorization. The execution, delivery and performance by each Seller of this Agreement, the Bill of Sale, the Seller Leases, and the Deeds, as of the Closing Date, will have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of Sellers, or any provision of any indenture, agreement or other instrument to which any Seller is a party or by which any Seller or any of the Assets is bound or affected (subject to obtaining the Consents), or conflict with, result in breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the Assets (subject to obtaining the Consents).

        3.3 Validity. This Agreement has been duly executed and delivered by each Seller, and constitutes the legal, valid, and binding obligation of such Seller, enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights. When the Bill of Sale, the Seller Leases, and the Deeds have been executed and delivered in accordance with this Agreement, each of them will constitute the legal, valid, and binding obligation of each Seller, enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights.

        3.4 Title to assets. Except as set forth on SCHEDULE 3.4 hereto and Permitted Encumbrances, the Sellers have good and valid title (or in the case of Assets that consist of real property, marketable title) to all of the Assets (other than the Assigned Agreements), free and clear of any and all mortgages, deeds of trust, pledges, security interests, liens, charges, conditional sales agreements, title retention arrangements, easements, use restrictions, restrictive covenants, and other encumbrances. SCHEDULE 1.1 (A) hereto is a complete and correct description of all the Assets described in item (i) under the definition of "Assets" in Section 1.1 as of a recent date prior to the date hereof that constitute tangible assets of Sellers carrier on the books of Sellers in an amount of $2,500 or more. From the date hereof the Sellers will not dispose of any material Assets except in the ordinary course of business consistent with past practice and will continue their normal maintenance practices with respect to the Assets.

        3.5  Assigned Agreements.

             (a) Except as shown on SCHEDULE 3.5, each Assigned Agreement is a valid and subsisting agreement, without any default of Sellers thereunder, and to the knowledge of Sellers, without any default on the part of the other party thereto. To Sellers' knowledge, no event or occurrence has transpired which with the passage of time or giving of notice or both will constitute a default by Sellers under any Assigned Agreement. A true and correct copy of each Assigned Agreement has been delivered to Purchaser. Except as set forth on the Schedules attached hereto describing the Assigned Agreements, there have been no amendments or modifications to any of the Assigned Agreements. At the time of Closing, Sellers shall have paid all amounts and performed all required obligations due through the Closing Date under each Assigned Agreement.

             (b)  Except as set forth in the Assigned Agreements on SCHEDULE
   3.4 or Permitted Encumbrances, no Assigned Agreement has been assigned by Sellers or any interest granted therein by Sellers to any third party, or is subject to any mortgage, pledge, hypothecation, security interest, lien, or other encumbrance or claims. To Seller's knowledge, no other party has any interest to or rights therein or thereunder except the other named parties to the Assigned Agreements.

             (c) Each Equipment Lease allows the lessee the full use of the equipment and other property described on SCHEDULE 1.1 (C) in accordance with the terms of the respective Equipment Lease, and all of such equipment and other property is present on the premises of the Restaurants.

        3.6 Sufficiency of Assets. All furniture, trade fixtures, equipment, supplies, and other property present on the premises of the Restaurants and used in the Business is owned by the Sellers except for those items subject to Equipment Leases and the Leases. Except as provided herein, upon the acquisition of the Assets and the execution of the Seller Leases, Purchaser will have all the property and rights currently used by Sellers to conduct the Business as presently conducted by Sellers and required to conduct the Business in accordance with the present requirements of the Franchisor, in each case in all material respects, except for permits and licenses that are not assignable.

        3.7  Real Property.  Except as set forth in SCHEDULE 3.7:

             (a) The water, electric, gas, and sewer utility services, and storm drainage facilities currently available to each parcel of Real Property are adequate for the current conduct of the Business, and to Sellers' knowledge, there is no condition which will result in the termination of the present access form each parcel of Real Property to such utility services and other facilities.

             (b) Sellers have obtained all authorizations and rights-of-way which are necessary to ensure vehicular and pedestrian ingress and egress to and from the site of each Restaurant, all of which are assignable and shall be assigned to Purchaser at the Closing. There are no restrictions on any existing entrance to or existing exit from any Restaurant site to adjacent existing public streets, roadways, or parking lots presently used and, to Sellers' knowledge, no conditions exist which will result in the termination of the present access to existing highways and roads and parking lots or private drives presently used.

             (c) Sellers have received no written notices that any governmental body having the power of eminent domain over any parcel of Real Property has commenced or intends to exercise the power of eminent domain or a similar power with respect to any part of the Real Property.

             (d) To Sellers' knowledge, the Real Property and the present uses thereof comply with all regulations of all governments bodies having jurisdiction over the Real Property, and Sellers have received no written notices from any governmental body, and have no knowledge that the Real Property or any improvements erected or situated thereon, or the uses conducted thereon or therein, violate any laws or regulations of any governmental body having jurisdiction over the Real Property.

             (e) The side of each Restaurant provides adequate access and parking for the current operation of the Restaurant located thereon in accordance with standards established by Franchisor at the time of its approval thereof and the assignment of the Leases, the execution of the Seller Leases, and the purchase of the Transferred Real Property will convey to Purchaser leased or owned sites sufficient for such operation by Purchaser.

             (f) To Seller's knowledge, no work for municipal improvements has been commenced on or in connection with any parcel of Real Property or any street adjacent thereto which may result in a special assessment on the Real Property or materially impede access to the Real Property and to the knowledge of Sellers no such improvements are contemplated. To Seller's knowledge, no assessment for public improvements has been made against the Real Property which remains unpaid. No written notice from any county, township, or other governmental body has been served upon the Real Property or received by Sellers, or to Sellers' knowledge received by the owner of any Real Property, requiring or calling attention to the need to any work, repair, construction, alteration, or installation on or in connection with the Real Property which has not been complied with.

             (g) To Sellers' knowledge, there are no "hazardous materials" located on the Real Property in violation of applicable law; Sellers have received no written notice of and have no knowledge of any violation or claimed violation of any law, rule, or regulation relating to hazardous materials on the Real Property; the Real Property has not been used by Sellers for the storage of hazardous materials (except in compliance with all applicable laws); there have been no material spills or leaks by Sellers of hazardous materials on the Real Property in violation of applicable law or requiring clean-up under current law; to Sellers' knowledge, there are no underground storage tanks on the Real Property; to Sellers' knowledge, the Real Property has not been the subject of either an investigation as a result of the presence or handling of hazardous materials; and, to Sellers knowledge, no significant accident or other incident that results in hazardous materials contamination in violation of applicable law or requiring clean-up under current law has ever occurred on the Real Property. For the purposes of this Agreement, the phrase "hazardous materials" shall mean the following: asbestos materials; PCB transformers; toxic, hazardous or contaminated wastes, substance or material; oil; petroleum; and oil and petroleum byproducts.

        3.8 Governmental Approvals. Except for filing and clearance of the transaction set froth in this Agreement in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other Consents and approvals necessary to assign the Permits, no registration or filing with, or consent or approval of, or other action by, any federal, state, or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by Sellers of this Agreement.

        3.9  Litigation.      Except as set forth in SCHEDULE 3.09, there is
   no action, suit, investigation or proceeding pending or, to the knowledge of Sellers, threatened against or affecting the Assets or the Business before any court or by or before any governmental body or arbitration board or tribunal, except for actions, suits,. investigations, or proceedings that do not pertain to or affect the Business or the Assets or the transactions contemplated hereby and that will not adversely affect Purchaser or the Assets or the Business after the Closing.

        3.10 Permits. Sellers have all permits as are necessary to conduct the Business as currently conducted. To Sellers' knowledge, Sellers hold the Permits free of any claims or restrictions other than as provided therein and have fulfilled and performed all of their material obligations with respect to such Permits, and to Sellers' knowledge, other than the transaction contemplated hereby no event has occurred which allows, nor after notice of lapse of time or both would allow, revocation or termination thereof or would result in any other impairment of the rights of the holder of any such Permits. Sellers make no representation or warranty about the assignability of the Permits to Purchaser.

        3.11 Defaults. Sellers are not in default under any material note, mortgage, lease, contract, agreement, or obligation of any kind that pertains to or affects the Business or the Assets.

        3.12 Compliance with Law. Sellers are not in default under any order of any court, governmental authority, arbitration board or tribunal to which it is or was subject, nor, to the knowledge of Sellers, in violation of any laws, ordinances, governmental rules or regulations, in either case, the violation of which would have a material adverse effect on the Business or the Assets.

        3.13 Labor Matters. Sellers are not and never have been a party to any collective bargaining or other labor agreement. There is no pending or to Sellers' knowledge threatened labor dispute, strike, work stoppage, union representation election, negotiation of collective bargaining agreement or similar labor matter relating to the Business. Sellers are not involved in any controversy with any organization representing any employees, and, to Sellers knowledge, Sellers are in compliance with all applicable federal and state laws and regulations concerning the employer/employee relationship. To Sellers knowledge, Sellers are in compliance with all of its agreements relating to the employment of its employees, including, without limitation, provisions thereof relating to wages, bonuses, hours of work and the payment of Social Security taxes, and Sellers are not liable for any unpaid wages, bonuses or commissions or any tax, penalty, assessment or forfeiture for failure to comply with any of the foregoing.

        3.14 Employee Benefits.

             (a) SCHEDULE 3.14 hereto contains a true and complete list of all the following agreements or plans of Sellers which are presently in effect:

                  (i) "employee welfare benefit plans" and "employee pension benefit plans," as defined in Sections 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                  (ii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefits, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which Sellers maintain or to which Sellers have any outstanding, present, or future obligation to contribute or to make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies or arrangements described in clauses (i) or (ii) are herein collectively referred to as the "Sellers Plans").

             (b) Except as described on SCHEDULE 3.14, Sellers have no employee stock ownership plan as defined in Section 4975(e)(7) or 409 of the Code.

             (c) With respect to employees of the Business, Sellers presently do not contribute and have never contributed or been obligated to contribute to a multiemployer plan as defined in section 3 (37) (A) of ERISA.

             (d)  No Sellers Plan is subject to Title IV of ERISA.

        3.15 Condition of Assets. All Assets that constitute tangible personal property, all property subject to Equipment Leases, and all improvements to the Real Property (including all mechanical, electrical, computerized, and other systems located therein) are in working condition, subject to normal wear and tear, and, in the case of the improvements, structurally sound.

        3.16 Financial Information. The historical or trailing financial information set forth on SCHEDULE 3.16 with respect to sales and expenses of the Restaurants and the Businesses is accurate in all material respects, with no representation or warranty being made with respect to such historical financial information by Sellers regarding any future prospects, trends, implications, potentials, results, or financial condition of or relating to the Business.

        3.17 Geographic Scope of Operations. Sellers have conducted the Business only in the states of Illinois and Wisconsin, and only (1) in the counties in such states where the Restaurants and the Real Property are located and (2) in Milwaukee County, Wisconsin, where each Seller's principal place of business is located (collectively, such counties referred to as the "Geographic Area"). All of the Assets are located in the Geographic Area and have bene located in the Geographic Area at all times since their acquisition by Sellers.

        3.18 Affiliates. The Sellers conduct, and have conducted, the Business and own, and have owned, the Assets directly and not through any subsidiary, affiliate, or other related entity. The Sellers conduct, and have conducted, the Business solely under the names "Marcus Restaurantes, Inc.," "B&G Realty, Inc.," "Captains-Kenosha, Inc.," "B&G Leasing, Inc.," "Hasty Host Distributing Corp.," "Tops, Inc." and "Applebee's Neighborhood Bar & Grill."

   ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser hereby represents and warrants to Sellers as follows:

        4.1 Organization, Qualifications and Corporate Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Purchaser has the power to execute, deliver and perform this Agreement, the Bill of Sale, and the Seller Leases.

        4.2 Authorization. The execution, delivery and performance by Purchaser of this Agreement, the Bill of Sale, and the Seller Leases, have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the articles of incorporation or bylaws of Purchaser, or any provision of any indenture, agreement or other instrument to which Purchaser is a party or by which Purchaser or any of its properties or assets is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

        4.3 Validity. This Agreement has been duly executed and delivered by Purchaser, and constitutes the legal, valid and binding obligations of Purchaser, enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights. When each of the Bill of Sale, and the Seller Leases has been executed and delivered in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights.'

        4.4 Governmental Approvals. No registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by Purchaser of this Agreement that has not or will not timely be done by the Closing.

        4.5 Financial Ability. Purchaser has adequate existing capital resources or otherwise obtained all necessary financing commitments to allow Purchaser to pay the Purchase Price required herein,

        4.6 Non-Contravention. The execution and delivery of this Agreement and the Seller Leases by Purchaser do not and the consummation by Purchase of the transactions contemplated hereby and thereby will not violate any provision of the articles of incorporation or bylaws of Purchaser, or violate, or result with the giving of notice or the lapse of time or both in a violation of, any provision of any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration awarded, judgment or decree to which Purchase is a party or by which it is bound and do not and will not violate or conflict with any other material restriction of any kind or character to which Purchaser is subject.

   ARTICLE V - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

        All of the obligations of Purchaser under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, each of which the Sellers insofar as such matters are within its control or influence, shall use their best efforts to cause to be satisfied:

        5.1 Accuracy of Representations and Warranties. The representations and warranties of Sellers contained herein or in any certificate required to be delivered under Section 5.9 shall be true and correct on and as of the Closing Date in all material respects except for changes contemplated herein.

        5.2 Compliance with Agreement. Sellers shall have in all material respects performed and complied with all conditions and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing.

        5.3 No Material Adverse Change. There shall not have been any material adverse change in the Assets or the Business since the date hereof, except changes contemplated and permitted by this Agreement.

        5.4 No Actions. Other than as provided in SCHEDULE 3.9 no material litigation, action, suit, investigation, claim or proceeding shall be pending or threatened against or affecting the Business or any of the Assets, or against or affecting any of the transactions contemplated hereby, which, in the reasonable judgment of Purchaser, renders it inadvisable to proceed with the transactions contemplated herein.

        5.5 Consents and Approvals. Sellers shall have obtained (i) the consent of Franchisor to the assignment of the Franchise Agreements, the sale of the Restaurants, and the form of the Seller Leases; (ii) the waiver by Franchisor of any applicable right of first refusal under the Franchise Agreements relating to the transfer of the Assets; (iii) the Consents; and (iv) all to the arterial consents and approvals required to effectuate the transactions contemplated hereby, all of which consents, waivers, and approvals shall be in form and substance reasonably satisfactory to the Purchaser. Purchaser shall cooperate in obtaining all such consents and approvals, including the Consents.

        5.6 Title and Objections to Title. Purchase shall have obtained and reviewed (i) title surveys and title insurance commitments with respect to the Transferred Real Property ("Owner's Title Commitments") pursuant to which the Title Company will agree to issue at Closing owner's policies of title insurance ("Owner's Title Policies") on American Land Title Association standard Form B-1990, without exceptions except as shown in the Owner's Title Commitments, to be issued by a reputable title insurance company of Sellers' choice an reasonably acceptable to Purchaser ("Title Company"), at negotiated agreed upon rates, in an amount in the case of each parcel equal to the purchase price allocated to each parcel of the Transferred Real Property, and (ii) title surveys and title insurance commitments with respect to the Real Property other than the Transferred Real Property (collectively, the "Other Real Estate") (the "Lessee Title Commitments", and collectively with the Owner's Title Commitments, the "Title Commitments") pursuant to which the Title Company will agree to issue at Closing lessee's policies of title insurance ("Lessee's Title Policies") on American Land Title Association standard form of leasehold owner's policy to insure leasehold estates, showing no exceptions except as shown in the Lessee Title Commitments. The Owner's Title Policies shall insure the Purchaser that, upon consummation of the purchase and sale herein contemplated, Purchaser will be vested with good, fee simple, marketable and insurable title to the Transferred Real Property, subject only to the Permitted Encumbrances or arising out of acts of the insured. The Lessee's Title Policies shall insure the Purchaser that, upon consummation of the transactions herein contemplated, Purchaser will be vested with a good, valid, marketable and insurable leasehold estate in and to the Other Real Estate, subject only to the Permitted Encumbrances. Purchaser shall have until ten (10) business days following receipt by Purchaser of the Title Commitments together with copies of all documents listed as title exceptions, in which to furnish Sellers a written statement of reasonable objections to exceptions which, in Purchaser's reasonable judgment, would materially interfere with or impair Purchaser's use of the Real Property for the operation of Applebee's Neighborhood Grill & Bar restaurants or materially reduce the value of any of the Transferred Real Property or Purchaser's leasehold estate. Sellers shall have until the Closing Date, but not less than 30 days, to satisfy such objections (but with no obligation to do so) in all material respects, and if Sellers fail to satisfy all objections in all material respects on or prior to the Closing Date, then Purchaser's sole right and remedy shall be to either (i) waive the objections and elect to close, or (ii) extend the Closing Date for a period of not more than sixty (60) days until such objections are satisfied in all material respects by giving written notice of such extension to Sellers, in which case the Closing Date shall be extended to the date specified by Purchaser, or (iii) terminate this Agreement by giving written notice of such termination to Sellers, in which case all rights and obligations of the parties shall expire and this Agreement shall become null and void. In the event of an extension of the date of Closing under subparagraph (ii) above and the subsequent failure or refusal of Sellers to satisfy the objections (but with no obligation to do so) in all material respects, then Purchaser's sole right and remedy shall be to elect between the options set forth in subparagraphs (i) and
   (iii) above. If Purchaser fails to furnish Sellers a written statement of objections affecting the marketability of such title within the ten business day time period specified above, any matters appearing as exceptions on such Title Commitments shall be deemed waived by Purchaser (except that Purchaser may, in any event, with respect to the Transferred Real Property and sellers' leasehold interest in the Other Real Estate, satisfy in full from Sellers' proceeds at Closing any monetary encumbrances, such as mortgages, deeds of trust, security interests, liens, and money judgments other than Permitted Encumbrances and monetary encumbrances on the estate or interest of any party other than Sellers, including without limitation, the fee estate, in any of the Other Real Estate or over which Sellers are able to obtain title insurance coverage by the Title Company). Those title objections waived by Purchaser pursuant to this paragraph shall also be deemed to be Permitted Encumbrances. the parties acknowledge that the Real Property leased pursuant to the Seller Leases and Leases is located in shopping centers, and as such, unless the leased premises are a free standing building located on a separate pad with its own legal description ("Free Standing Premises") the Lessee Title Commitments for such Real Estate will contain encumbrances for entire shopping centers. Notwithstanding anything to the contrary contained herein, while Lessee Title Commitments will be delivered for such Real Estate, no title surveys will be delivered and no Lessee's Title Policies will be issued for Seller Leases or Leases unless such Seller Leases or Leases are for Free Standing Premises. Purchaser may not object to title encumbrances for such Real Estate (or satisfy any monetary encumbrances) that do not affect the premises leased under the Seller Leases and Leases, which such encumbrances shall be deemed to be Permitted Encumbrances.

        5.7 Hart-Scott-Rodino. Any applicable filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have been made, and all applicable waiting periods thereunder shall have expired or terminated.

        5.8 Removal of Encumbrances. All the encumbrances related to the Assets listed on SCHEDULE 3.4 shall have been removed and released to Purchaser's reasonable satisfaction, except for those encumbrances which are Permitted Encumbrances.

        5.9  Closing Deliveries.  At the Closing, Sellers shall deliver to
   Purchaser:

             (a) A certificate executed by Sellers, dated as of the Closing Date, certifying in such form as Purchaser may reasonably request to the fulfillment of the conditions specified in Sections 5.1 through 5.5 hereof, provided that fulfillment of the conditions in Section 5.3 and 5.4 shall be qualified to Sellers' knowledge;

             (b) A certificate of the Secretary or Assistant Secretary of Sellers, dated as of the Closing Date, certifying in such form as Purchaser may reasonably request (i) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of Sellers authorizing the execution, delivery and performance of this Agreement, the Bill of Sale, the Deeds, and the Seller Leases and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, and (ii) as to the incumbency and specimen signature of the officers of Sellers executing this Agreement, the Bill of Sale, the Seller Leases, the Deeds, and any certificate required under Section 5.9, and a certification by another officer of Sellers as to the incumbency and signature of the officer signing the certificate referred to in this Section;

             (c) The opinion of Thomas F. Kissinger, Esq., General Counsel of The Marcus Corporation, in substantially the form of EXHIBIT C hereto;

             (d) The Bill of Sale, duly executed by Sellers;

             (e) The Deeds duly executed by those Sellers holding fee simple title to the Transferred Real Property; and such other documents as are necessary or customary to enable Purchaser to record the Deeds and to obtain owner's title insurance policies from the Title Company without exceptions other than the Permitted Encumbrances.

             (f) The Seller Leases duly executed by Sellers and memorandums of leases and such other documents as are necessary or customary to enable Purchaser to record its leasehold interests and to obtain title insurance policies from the Title Company;

             (g) Any deed and other assignment documents necessary to transfer to Purchaser all of Sellers' interest in the buildings and improvements located on the two sites subject to the Ground Leases free and clear of any liens, encumbrances, tenancies and restrictions of any kind and nature except as set forth in the Ground Leases and except for Permitted Encumbrances.

             (h) Copies of the Assigned Agreements and the obtained Consents and any assignment documents reasonably deemed necessary or appropriate by Purchaser at least two days prior to the Closing to effect the assignment of the Assigned Agreements in addition to the Bill of Sale and to record the assignments of the Leases and the Ground Lease;

             (i) Any other documents that Purchaser may reasonably request at least two days prior to the Closing.

        5.10 Environmental Matters. Prior to the last day of review allowed to Purchaser of the Schedules delivered under Section 9.13, Purchaser's due diligence investigation shall not have discovered any conditions on the Real Property that constitute a material violation of any environmental laws or regulations or that under current laws or regulations require material clean-up, removal, or remediation efforts; provided, however, that Purchaser shall notify Sellers immediately upon discovery of any circumstances covered by this Section and Sellers shall have the opportunity (but not the obligation) to cure or mitigate such condition or circumstances to Purchaser's reasonable satisfaction.

   ARTICLE VI - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

        All of the obligations of Sellers under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, each of which Purchaser, insofar as such matters are within its control or influence, shall use its best efforts to cause to be satisfied:

        6.1 Accuracy of Representations and Warranties. The representations and warranties of Purchaser contained herein or in any certificate, schedule, or other document delivered pursuant to the provisions hereof or in connection herewith shall be true and correct on and as of the Closing Date.

        6.2 Compliance with Agreement. Purchaser shall have performed and complied with all conditions and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

        6.3 Consents and Approvals. Sellers shall have obtained (i) the consent of Franchisor to the assignment of the Franchise Agreements, the sale of the Restaurants, and the form of the Seller Leases; (ii) the waiver of by Franchisor of any applicable right of first refusal under the Franchise Agreements relating to the transfer of the Assets; (iii) the Consents; and (iv) all other material consents and approvals required to effectuate the transactions contemplated hereby, all of which consents, waivers, and approvals shall be in form and substance reasonably satisfactory to the Sellers. Purchaser shall cooperate in obtaining all such consents and approvals.

        6.4 Hart-Scott-Rodino. Any applicable filings under the Hart-Scot-Rodino Antitrust Improvements Act of 1976 shall have been made, and all applicable waiting periods thereunder shall have expired or terminated.

        6.5  Closing Deliveries.  At the Closing, Purchaser shall deliver to
   Sellers:

             (a) A certificate executed by an executive officer of Purchaser, dated as of the Closing Date, in such form as Sellers may reasonably request to the fulfillment of the conditions specified in Sections 6.1 through 6.2 hereof;

             (b) A certificate of the Secretary or an Assistant Secretary of the Purchaser, dated as of the Closing Date, certifying in such form as Sellers may reasonably request (i) that attached thereto is a true and correct copy of resolutions adopted by the Board of Directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and the Bill of Sale, the Seller Leases and other transaction documents, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transaction contemplated by this Agreement, and (ii) as to the incumbency and specimen signature of each officer of Purchaser executing this Agreement, the Bill of Sale, the Seller Leases and other transaction documents, and any certificate required to be furnished hereby, and a certification by another officer of Purchaser as to the incumbency and signature f the officer signing the certificate referred to in this Section;

             (c)  The Bill of Sale, duly executed by Purchaser;

             (d)  The Seller Leases duly executed by Purchaser;

             (e) The opinion of Booth, Wade & Campbell, counsel to the Purchaser, in substantially the form of Exhibit D hereto;

             (f) The funds payable to Sellers pursuant to Section 2.4 hereof; and

             (g) Any other documents Seller may reasonably request at or prior to the Closing.

        6.6 No Actions. No material litigation, action, suit, investigation, claim or proceeding shall be pending or threatened against or affecting the transactions contemplated hereby, which, in the reasonable judgment of Sellers, renders it inadvisable to proceed with the transactions contemplated hereunder.

   ARTICLE VII - INDEMNIFICATION

        7.1 General Indemnification Obligation of Sellers. Subject to the limits in Section 7.4, from and after the Closing, the Sellers shall reimburse, indemnify, and hold harmless Purchaser against and in respect of:

             (a) Any and all actual out-of-pocket damages, losses, liabilities, costs, and expenses incurred or suffered by Purchaser that result from, relate to, or arise out of:

                  (i) any and all liabilities and obligations of Sellers of any nature whatsoever to third parties, except for the Assumed Liabilities;

                  (ii) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against Purchaser that relate to Sellers, or the Business in which the event giving rise thereto occurred prior to the Closing Date or which result from or arise out of any action or inaction prior to the Closing Date of Sellers, or any director, officer, employee, agent, representative, shareholder, or independent contractor of Sellers; or

                  (iii) any breach of any representation or warranty made by Sellers in this Agreement (considering for the purpose of this subsection such representations and warranties to be made as of the date hereof and as of the Closing Date and without regard to the materiality of the breach except as expressly provided in this Article VII), or any nonfulfillment of any agreement or covenant on the part of Sellers under this Agreement; and

             (b) Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, actual out-of-pocket costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing.

        7.2 General Indemnification Obligation of Purchaser. From and after the Closing, Purchaser shall reimburse, hold harmless and indemnify Sellers and their affiliates against and in respect of:

             (a) Any and all damages, losses, liabilities, costs, and expenses incurred or suffered Sellers that result from, relate to, or arise out of:

                  (i) the Assumed Liabilities or any guarantees thereof by a Seller or any affiliate of a Seller;

                  (ii) any and all actions, suites, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against Sellers that relate to Purchaser or the operation of the Business by Purchaser in which the event giving rise thereto occurred subsequent to the Closing Date or which result from or arise out of any actio or inaction subsequent to the Closing Date of Purchaser or any director, officer, employee, agent, representative, or independent contractor, of Purchaser; provided that this indemnity in no way extends to any liability of Sellers with respect to any obligation incurred prior to the Closing Date by Sellers not expressly assumed by Purchaser; or

                  (iii) any failure of any representation or warranty made by Purchaser in this Agreement to be true and; correct as of the Closing Date, or any nonfulfillment of any agreement or covenant on the part of Purchaser under this Agreement; and

             (b) Any and all actions, suites, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs, and other expenses (including, without limitation, legal fees and expenses) incident to any of the foregoing.

        7.3 Payment. Subject to the limits in Section 7.4, upon the determination by Sellers and Purchaser, or failing their mutual agreement, by the decision of a court of competent jurisdiction, of the amount of any liability of an indemnifying party under Sections 7.1 or 7.2 hereof, the indemnifying party shall pay to the indemnified party within ten days after such determination, the amount of any claim for indemnification made hereunder. Notwithstanding any other provision of this Agreement, Sellers shall have no liability for any claim based on the working condition of any Assets consisting of tangible personal property under Section 3.15 unless Sellers are notified of such claim in writing within five days following the Closing Date.

        7.4  Limitations on Indemnification.

             (a) Time Limitation. No claim or action shall be brought by Purchaser against Sellers under this Article VII after January 31, 1996, and Sellers' representations and warranties shall all expire as of such date.

             (b) Amount Limitation. Purchaser shall not be entitled to indemnification from Sellers, and Sellers shall not be required to pay Purchaser, under this Article VII unless the aggregate of the Sellers' indemnification obligations to the Purchaser pursuant to this Article VII exceeds $150,000 ("Basket Amount"); and in such event, the Purchaser shall only be entitled to indemnification from Sellers over and above the Basket Amount; provided, however that Sellers' aggregate liabilities under this
   Article VII shall in no event exceed $1,000,000 except that, other than the Basket Amount, there shall be no limitation on the liability of Sellers with respect to a breach of the warranty set forth in Section 3.16 if the amount of cash flow for the Business set forth on SCHEDULE 3.16 for the most recent thirteen-period year is overstated by more than $250,000.

             (c) Tax Benefits; Insurance Proceeds; Types of Losses Not Indemnified. All indemnification claims hereunder shall first be adjusted to take into account any net tax benefits and insurance proceeds receivable by the indemnified party as a result of such claim or the underlying reasons therefor. Notwithstanding any other provision hereof, Sellers shall not be obligated to indemnify Purchaser for losses of profits or damages calculated based upon valuation formulas using a multiple of revenues, earnings, cash flow or discounted present value or the like, except that with respect to Section 3.16 hereof, Purchaser's damages with respect to any overstatement of cash flow as shown on
   SCHEDULE 3.16 for the most recent thirteen-period year shall be computed in accordance with subsection (d) below.

             (d) Calculation of Section 3.16 Damages. Sellers shall not have any liability hereunder with respect to the representations and warranties in Section 3.16 unless the amount of cash flow shown on
   SCHEDULE 3.16 for the most recent thirteen-period year is overstated by more than $250,000. If such cash flow for such period is overstated by $250,000 or more, than the damages to Purchaser and Sellers' liability hereunder shall be calculated by multiplying the difference between the amount of cash flow shown for such period and actual cash flow for such period (the "Overstatement Amount") by the "Damage Factor" and subtracting the Basket Amount from such product. The Damage Factor shall equal the number of years (with each year being deemed to begin on the Closing Date or an anniversary thereof) in which the item which resulted in the Cash Flow Overstatement may be reasonably expected to have a substantially equivalent continuing negative impact on cash flow of the Business; provided that if the number of years so determined exceeds four, the damage factor shall be seven. If such item is not expected to have a post-Closing effect, the Damage Factor shall be zero. Cash flow shall be calculated consistent with Sellers' historical practices as set forth on
   SCHEDULE 3.16.

        7.5 Indemnification of Third-Party Claims. The obligations and liabilities of any party to indemnify any other under this Article VII with respect to claims relating to third parties shall be subject to the following terms and conditions:

             (a) Notice and Defense. The party or parties to be indemnified (whether one or more, the "Indemnified Party") will give the party from whom indemnification is sought (the "Indemnifying Party") prompt written notices of any such claim, and the Indemnifying Party will undertake the defense thereof by representatives chosen by it. Failure to give such notice shall not affect the Indemnifying Party's duty or obligations under this Article VII, except to the extent the Indemnifying Party is prejudiced thereby. So long as the Indemnifying Party is defending any such claim actively and in good faith, the Indemnified Party shall not settle such claim. The Indemnified Party shall make available to the Indemnified Party or its representatives, without additional cost, all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such claim, and shall in other respects give full cooperation in such defense.

             (b) Failure to Defend. If the Indemnifying Party, within a reasonable time after notice of any such claim, fails to define such claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such claim or consent to the entry of a judgment with respect to such claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment.

        7.6 Exclusivity. The rights and remedies afforded to the parties under this Article VII shall be the sole and exclusive rights and remedies available in the event of a breach or default under this Agreement and shall be in lieu of any other common law or statutory rights; provided, however, that any such rights and remedies as a party may have to seek and obtain injunctive relief or specific performance with respect of any breach of any covenant or failure to fulfill any agreement hereunder shall remain available to the parties, and none of such rights or remedies shall be affected or diminished hereby.

   ARTICLE VIII - POST CLOSING MATTERS

        8.1 Employee Benefits. (a) Sellers shall pay directly to each employee of Sellers that portion of all salaries, wages, and benefits (including the arrangements, plans and programs set forth in SCHEDULE 3.14) which has been accrued on behalf of that employee (or is attributable to expenses properly incurred by that employee) as of the Closing Date, and Purchaser shall assume no liability therefor. No portion of the assets of any plan, fund, program or arrangement, written or unwritten, heretofore sponsored or maintained by Sellers (and no amount attributable to any such plan, fund, program or arrangement) shall be transferred to Purchaser, and Purchaser shall not be required to continue any such plan, fund program or arrangement after the Closing Date. The amounts payable on account of all benefit arrangements (other than as specified in the following subsections) shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent, and Purchaser shall not be liable for any claim for insurance, reimbursement or other benefits payable by reason of any event which occurs prior to the Closing Date. All amounts payable directly to employees, or to any fund, program, arrangement, or plan maintained by Sellers therefor shall be paid by Sellers promptly after the Closing Date to the extent that such payment is not inconsistent with the terms of such fund, program, arrangement, or plan. All employees of Sellers who are employed by Purchaser on or after the Closing Date shall be new employees of Purchaser and any prior employment by Sellers of such employees shall not affect entitlement to, or the amount of, salary or other cash compensation, current or deferred, which Purchaser may make available to its employees.

             (b) Prior to mailing W-2 forms to employees of Sellers who become employed by Purchaser, Sellers shall update their address list for such employees based on information to be supplied by Purchaser.

             (c) Purchaser shall pay to Sellers the amount of $18,750 to be used by Sellers to reimburse former employees of Sellers employed by Purchaser immediately following the Closing for COBRA insurance payments incurred by such employees.

        8.2 Nonsolicitation. As of the Closing Date, Purchaser shall offer employment to, and Sellers shall use its reasonable best efforts to assist Purchaser in employing as new employees of Purchaser, all persons presently exclusively engaged in the Business who are identified (by name or by class) by Purchaser prior to the Closing Date (the "Employees"). Sellers shall terminate effective as of the Closing Date all employment agreements they have with any of the Employees. Until the second anniversary of the Closing Date, neither Sellers, the Shareholder, nor any subsidiary or other entity controlled by Shareholder shall, directly or indirectly, solicit or offer employment to or employ any Employee (i) who is then an employee of Purchaser, or (ii) who has been employed by Purchaser within 90 days of such solicitation, offer, or employment.

        8.3  Noncompete Agreement.

             (a) For a period of three years following the Closing, neither Sellers, the Shareholder, nor any subsidiary or other entity controlled by Shareholder shall, directly or indirectly, manage, operate, control, or participate in the management, operation, or control of any business that operates, manages, controls, or owns one or more competing restaurants in the Territory, whether as an officer, director, employee, consultant, manager, partner, shareholder, limited liability company member, sole proprietor, trustee, or otherwise; provided that nothing herein shall prohibit the Sellers from owning less than 5% of the outstanding stock of any corporation subject to the reporting requirements of the Securities Exchange Act of 1934 or from maintaining its existing lease arrangements with Marc's Cafe & Coffee Mills restaurants and any other restaurants owned, operated, or franchised on the date hereof by Sellers, the Shareholder, or the subsidiaries or affiliates thereof or restaurants owned, managed, operated or leased by hotels, resorts, or motels, owned, operated, managed, or franchised by Sellers, the Shareholder, or the subsidiaries or affiliates thereof. Shareholder or their affiliates thereof. Nothing herein shall limit or restrict Sellers, the Shareholder or their affiliates from leasing or subleasing their properties for any purpose, including a competing restaurant.

        A "competing restaurant" means (i) any casual dining restaurant with a concept emphasis, menu, and method of operation substantially similar to that currently employed at Applebee's Neighborhood Grill & Bar restaurants (such as Bennigan's, Chili's, Friday's, Ruby Tuesday's, or Houlihan's) and
   (ii) any restaurant operated pursuant to any development agreement, franchise agreement, or similar agreement or arrangement with the Franchisor. A "competing restaurant" shall not include, without limitation, casual dining restaurants having a particular regional or ethnic concept or predominant menu item emphasis (i.e., Italian, Tex-Mex, seafood, ribs, barbecue and the like).

             (b) the parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing covenant not to compete will be inadequate and that the Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage.

             (c) If the scope of this section should ever be deemed to exceed the limitation provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.

        8.4 Discharge of Business Obligations. From and after the Closing Date Sellers shall pay and discharge, in accordance with past practice but not less than on a timely basis, all obligations and liabilities incurred prior to the Closing Date with respect to the Business, its operations or the Assets, except for the Assumed Liabilities. Sellers shall terminate any agreements or understanding with non-employees as to meals or other benefits at the Restaurants effective as of the Closing.

        8.5 Financial Statements. Sellers shall cooperate with Purchaser and allow the auditors designated by Purchaser such access, during normal business hours upon reasonable advance notice, to information as may be required for Purchaser to produce on a timely basis financial statements satisfying the requirements imposed on Purchaser by Form 8-K with respect to the transactions contemplated hereby. Sellers' personnel shall undertake such tasks involved in producing such financial statements and provide such assistance to the auditors as are normally performed and provided by sellers' internal personnel during an audit. The auditors' fees and expenses for preparing such financial statements shall be borne by Purchaser. Sellers shall bear the costs of involvement of their internal personnel.

        8.6 Cards and Certificates. Sellers shall reimburse Purchaser for the costs of any valid $6.50 cards" or gift certificates for Applebee's restaurants issued by Sellers which are presented to Purchaser for redemption following the Closing.

        8.7 Confidentiality Covenant. Subject to the Closing, and as an inducement to Sellers to execute this Agreement and complete the other transactions contemplated hereby, in order to preserve the goodwill associated with the Business to Sellers in the event the transactions contemplated herein are not consummated, the Purchaser hereby covenants and agrees as follows for a period of three years from the date hereof:

             (a) Covenant of Confidentiality. The Purchaser shall not, except as explicitly requested by seller, (i) use for any purpose; (ii) disclose to any person; or (iii) keep or make copies of documents, tapes, discs or programs containing, any confidential information concerning Sellers learned in the course of Purchaser's due diligence investigation or otherwise in the course of negotiating this Agreement or preparing for the Closing. For purposes hereof, "confidential information" shall mean and include, without limitation, all documents referenced in subclause
   (viii) under the definition of Assets in Section 1.1 and all other information concerning the Restaurants and Seller's costs, profits, markets, sales, trade secrets, processes, programs and marketing methods, but shall exclude any matters which have been or hereafter are independently developed or disclosed by a third party or which otherwise is or becomes part of the public domain (other than in violation of this Section 8.7 or any other confidentiality covenant), or is required to be disclosed by any law, or which is required to be disclosed to the Franchiser.

             (b) Equitable Relief for Violations. Purchaser agrees that the provisions and restrictions contained in this Section 8.7 are necessary to protect the legitimate continuing interests of Seller in the Business in the event the transactions contemplated herein are not consummated, and that any violation or breach of these provisions will result in irreparable injury to Seller for which a remedy at law would be inadequate and that, in addition to any relief at law which may be available to seller for such violation or breach, and regardless of any other provision contained in this Agreement or any other agreement, Seller shall be entitled to injunctive and other equitable relief as a court may grant after considering the intent of this Section 8.7.

   ARTICLE IX - MISCELLANEOUS

        9.1  Brokers' and Finders' Fees.

             (a) Sellers represent and warrant to Purchaser that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Sellers agree to indemnify and hold harmless Purchaser against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of any dealings, arrangements or agreements of Sellers with any such person.

             (b) Purchaser represents and warrants to sellers that all negotiations relative to this Agreement have been carried on by Purchaser directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Purchaser agrees to indemnify and hold harmless Sellers against any and all claims, losses, liabilities and expenses which bay be asserted against or incurred by them as a result of Purchaser's dealing, arrangements or agreements with any such person.

        9.2  Sales, Transfer and Documentary Taxes and Fees, etc.

             (a) Sellers shall pay all federal, state, and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Assets (other than such taxes resulting from the transfer of real property, which shall be split equally between Purchaser and the Sellers) in accordance herewith whether imposed by law on Sellers or Purchaser and Sellers shall indemnify, reimburse and hold harmless Purchaser in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.

             (b) The parties shall split the filing fees required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; provided, Sellers shall not pay more than $20,000 in connection therewith.

             (c) The parties shall split the fees for obtaining the Owner's Title Commitments, the Owner's Title Policies, the Lessee title Commitments, and the Lessee Title Policies, and lien searches.

        9.3 Expenses. Except as otherwise provided herein, such party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement, and the consummation of the transactions contemplated hereby.

        9.4 Contents of Agreement; Parties in Interest; etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

        9.5. Assignment and Binding Effect. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other party. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the successors and assigns of Sellers and Purchaser.

        9.6. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telecopy or by registered or certified mail, postage prepaid, as follows:

             If to Purchaser, to:

                  Apple South, Inc.
                  Hancock at Washington
                  Madison, Georgia  36050
                  Fax No:  706-342-4057

                  Attention:  Erich J. Booth

             With a required copy to (which alone shall not constitute notice):

                  Booth, Wade & Campbell
                  Cumberland Center II
                  Suite 1500, 3100 Cumberland Circle
                  Atlanta, Georgia  30339-5939
                  Fax No:  404-850-5079

                  Attention:  Larry D. Ledbetter, Esq.

             If to Sellers, to:

                  The Marcus Corporation
                  Suite 1700
                  250 East Wisconsin Avenue
                  Milwaukee, Wisconsin  53202-4220
                  Fax No:  414-272-0669

                  Attention:  Thomas F. Kissinger

             And with a copy to the above address to:

                  Bruce J. Olson

             With a required copy to (which alone shall not constitute
   Notice):

                  Foley & Lardner
                  Firstar Center
                  777 East Wisconsin Avenue
                  Milwaukee, WI  53202-5367
                  Fax No:  414-297-4900

                  Attention:  Steven R. Barth

   or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date actually delivered or telecopied with confirmation, or if mailed, three days after deposit in the U.S. Mail properly addressed with adequate first class postage affixed.

        9.7 Wisconsin Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Wisconsin, irrespective of the principal place of business, residence, or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law. Any and all service of process and any other notice in any such action, suit, or proceeding shall be effective against any party if given as provided in Section 9.6 herein. Nothing contained in this Section 9.7, or elsewhere herein, shall be deemed to affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction.

        9.8 Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

        9.9 Disclosure; Schedules. Disclosure in one Schedule hereto shall constitute disclosure for all purposes under this Agreement and in response to any other Schedule hereto. Disclosure of a document or information in a Schedule hereto is not intended as a representation or warranty of the material nature of such document or information nor does it establish any standard of materiality upon which to judge the inclusion or omission of other similar documents or information in that Schedule or other Schedules.

        9.10 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        9.11 Public Announcements. Neither Purchaser nor Sellers shall make any public announcement of this transaction prior t the Closing without the prior consent of the other party (which shall not be unreasonably without) unless such announcement is required by law or the NYSE or Nasdaq, but then only after approval of the other party (which shall not be unreasonably withheld). The foregoing shall not apply to disclosures made in connection with tax return filings.

        9.12 Waiver of Bulk Sales Compliance. Purchaser hereby waives Sellers' noncompliance with the provisions of the bulk sales or bulk transfer statutes of all states having jurisdiction over the Business or Assets with respect to the transactions contemplated herein.

        9.13 Preparation of Schedules. Except for SCHEDULE 3.16 which is attached hereto, the Schedules referenced in this Agreement shall be prepared by sellers and delivered to Purchaser within fourteen days of the date hereof, except that SCHEDULE 3.4 may be delivered within 21 days of the date hereof. Purchaser shall have seven days from the date of receipt of newly delivered Schedules within which to review such Schedules and if the information disclosed thereon is not acceptable to Purchaser because such information was not known to Purchaser as of the date hereof and otherwise would have material adverse effect on the Business, as determined by Purchaser in its reasonable judgment, to cancel this Agreement, whereupon no party hereto shall have any further obligation nor any liability to any other party by reason of or under this Agreement. If this Agreement is not cancelled, then the newly delivered Schedules shall be initialled by officers of Purchaser and Sellers, whereupon they shall be considered pat of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.

                                      SELLERS:

                                      MARCUS RESTAURANTS, INC.


                                      By:/S/ STEPHEN H. MARCUS
                                      Name:  Stephen H. Marcus
                                      Title: President


                                      B&G REALTY, INC.


                                      By:/S/ STEPHEN H. MARCUS
                                      Name:  Stephen H. Marcus
                                      Title: President


                                      CAPTAINS-KENOSHA, INC.


                                      By:/S/ DOUGLAS A. NEIS
                                      Name:  Douglas A. Neis
                                      Title: Vice President


                                      HASTY HOST DISTRIBUTING CORP.

                                      By:/S/ DOUGLAS A. NEIS
                                      Name:  Douglas A. Neis
                                      Title: Vice President


                                      TOPS, INC.


                                      By:/S/ STEPHEN H. MARCUS
                                      Name:  Stephen H. Marcus
                                      Title: President


                                      B&G LEASING, INC.


                                      By:/S/ BRUCE J. OLSON
                                      Name:  Bruce J. Olson
                                      Title: Vice President

   The Shareholder is a party to this Agreement only for the purposes of Sections 8.2 and 8.3 hereof.

                                      SHAREHOLDER:

                                      MARCUS RESTAURANTS, INC.


                                      By:/S/ STEPHEN H. MARCUS
                                      Name:  Stephen H. Marcus
                                      Title: President


                                      PURCHASER:

                                      APPLE SOUTH, INC.


                                      By:/S/ ERICH J. BOOTH
                                      Name:  Erich J. Booth
                                      Title: Chief Financial Officer